DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made as of the 1st day of June, 1999 by and between The Community Reinvestment Act Qualified Investment Fund, a Delaware business trust (the "Fund"), and SunCoast Capital Group, Ltd., a Florida limited partnership (the "Distributor").

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares of beneficial interest (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"), in one or more distinct series of Shares (each, a "Portfolio," collectively, the "Portfolios");

     WHEREAS, the Distributor is a broker/dealer registered with the U.S. Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, the Fund and the Distributor desire to enter into this Agreement pursuant to which the Distributor will provide distribution services to each Portfolio identified on Schedule A, as it may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and the Distributor, intending to be legally bound hereby, agree as follows:

     1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as its exclusive agent for the distribution of the Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement. The Fund shall not sell any Shares to any person except to fill orders for Shares received through the Distributor; provided, however, that the foregoing exclusive right shall not apply: (i) to Shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Fund; (ii) to Shares issued by the Fund to its shareholders for reinvestment of dividends and/or distributions in lieu of payment of such dividends and/or distribution in cash; or (iii) to Shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in a Portfolio's prospectus. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares whenever, in its sole discretion, it deems such action to be desirable, and the Distributor shall process no further orders for Shares after it receives notice of such termination, suspension or withdrawal.

     2. FUND DOCUMENTS. The Fund has provided the Administrator with properly certified or authenticated copies of the following documents in effect on the date hereof: (i) the Fund's Agreement and Declaration of Trust dated as of January 14, 1999, and By-Laws; (ii) the Fund's Registration Statement on Form N-1A, including all exhibits thereto; (iii) the current prospectus and statement of additional information for each Portfolio (collectively, the "Prospectus"); and (iv) resolutions of the Fund's Board of Trustees authorizing the appointment of the Distributor and approving this Agreement. The Fund shall promptly provide to the Distributor copies, properly certified or authenticated, of all amendments or supplements to the foregoing. The Fund shall provide to the Distributor copies of all other information which the Distributor may reasonably request for use in connection with the distribution of Shares, including, but not limited to, a certified copy of all financial statements prepared for the Fund by its independent public accountants.

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

     3. DISTRIBUTION SERVICES. The Distributor shall sell and repurchase Shares as set forth below, subject to the registration requirements of the 1933 Act and the rules and regulations thereunder, and the laws governing the sale of securities in the various states ("Blue Sky Laws"):

          a. The Distributor, as agent for the Fund, shall sell Shares to the public against orders therefor at the public offering price, which shall be determined as set forth in the Prospectus.

          b. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

          c. Upon receipt of purchase instructions, the Distributor shall transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

          d. The Distributor shall have the right to take, as agent for the Fund, all actions which, in the Distributor's judgment, are necessary to effect the distribution of Shares.

          e. Nothing in this Agreement shall prevent the Distributor or any "affiliated person" of the Distributor from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that the Distributor expressly agrees that it shall not for its own account purchase any Shares of the Fund except for investment purposes and that it shall not for its own account sell any such Shares except for redemption of such Shares by the Fund, and that it shall not undertake activities which, in its judgment, would adversely affect the performance of its obligations to the Fund under this Agreement.

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

          f. The Distributor, as agent for the Fund, shall repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

     4. DISTRIBUTION SUPPORT SERVICES/COMPENSATION. In addition to the sale and repurchase of Shares, the Distributor shall, at its own expense, except as otherwise provided by any plan adopted by the Fund under Rule 12b-1 under the 1940 Act (a "12b-1 Plan"), finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses and shareholder reports to other than existing shareholders, the printing and mailing of sales literature and the distribution support services set forth on Schedule B attached hereto, as it may be amended from time to time.

     5. REASONABLE EFFORTS. The Distributor shall use reasonable efforts in connection with the distribution of Shares. The Distributor shall have no obligation to sell any specific number of Shares and shall only sell Shares against orders received therefor. The Fund shall retain the right to refuse at any time to sell any of its Shares for any reason deemed appropriate by it.

     6. COMPLIANCE. In furtherance of the distribution services being provided hereunder, the Distributor and the Fund agree as follows:

          a. The Distributor shall comply with all rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares.

          b. The Distributor shall require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares.

          c. The Fund agrees to furnish to the Distributor sufficient copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in a timely manner in order to allow the Distributor to review, approve and file such materials with the appropriate regulatory authorities and obtain clearance for use. The Fund agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

          d. The Distributor, at its own expense, shall qualify as a broker/dealer, or otherwise, under all applicable Federal or state laws required to permit the sale of Shares in such states as shall be mutually agreed upon by the parties; provided, however that the Distributor shall have no obligation to register as a broker or dealer under the Blue Sky Laws of any jurisdiction if it determines that registering or maintaining registration in such jurisdiction would be uneconomical.

          e. The Distributor shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make, any representations concerning the Shares except those contained in the Prospectus offering the Shares and in communications with the public or sales materials approved by the Distributor as information supplemental to such Prospectus.

     7. EXPENSES. Expenses shall be allocated as follows:

          a. The Fund shall bear the following expenses: (i) preparation, setting in type, and printing of sufficient copies of the Prospectus for distribution to existing shareholders; (ii) preparation and printing of reports and other communications to existing shareholders; (iii) distribution of copies of the Prospectus and all other communications to existing shareholders; (iv) registration of the Shares under the Federal securities laws; (v) qualification of the Shares for sale in the jurisdictions mutually agreed upon by the Fund and the Distributor; (vi) transfer agent/shareholder servicing agent services; (vii) supplying information, prices and other data to be furnished by the Fund under this Agreement; and (viii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

          b. The Distributor shall pay all other expenses incident to the sale and distribution of the Shares sold hereunder, including, without limitation:
(i) printing and distributing copies of the Prospectus and reports prepared for use in connection with the offering of Shares for sale to the public; (ii) advertising in connection with such offering, including public relations services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature; (iii) data processing necessary to support a distribution effort; (iv) distribution and shareholder servicing activities of broker/dealers and other financial institutions; (v) filing fees required by regulatory authorities for sales literature and advertising materials; (vi) any additional out-of-pocket expenses incurred in connection with the foregoing; and
(vii) any other costs of distribution.

     8. PAYMENT OF FEES. The Fund shall pay the Distributor any distribution fees payable under a 12b-1 Plan in the manner provided by such 12b-1 Plan. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, any fee payable shall be prorated for that part of the month in which this Agreement is in effect. Payment for distribution services are payable solely from the assets of the particular Portfolio for which such services are rendered, and the Distributor agrees that it will not seek payment for such services from the assets of any other Portfolio of the Fund. All rights of compensation and reimbursement under this Agreement for services performed by the Distributor as of the termination date shall survive the termination of this Agreement.

     9. USE OF DISTRIBUTOR'S NAME. The Fund shall not use the name of the Distributor or any of its affiliates in the Prospectus, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Distributor, which approval shall not be unreasonably withheld; provided, however, that the Distributor hereby approves all uses of its and its affiliates' names that merely refer in accurate terms to their appointments or that are required by the SEC or any state securities commission.

     10. USE OF FUND'S NAME. Neither the Distributor nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Fund, which approval shall not be unreasonably withheld; provided, however, that the Fund hereby approves all uses of its name that merely refer in accurate terms to the appointment of the Distributor hereunder or that are required by the SEC or any state securities commission.

     11. LIABILITY OF DISTRIBUTOR. The duties of the Distributor shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or negligence, or reckless disregard of its obligations and duties under this Agreement. As used in this Section 11 and in Section 12 (except the second paragraph of Section 12), the term "Distributor" shall include directors, partners, officers, employees and other agents of the Distributor.

     12. INDEMNIFICATION OF DISTRIBUTOR. Any director, partner, officer, employee or shareholder of the Distributor who may be or become an officer or trustee of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Distributor's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, partner, officer, employee or shareholder, or one under the control or direction of the Distributor, even though receiving a salary from the Distributor.

          The Fund agrees to indemnify and hold harmless the Distributor, and each person, who controls the Distributor within the meaning of Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, as amended ("1934 Act"), against any and all liabilities, losses, damages, claims, actions, proceedings and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws or regulations, at common law or otherwise, insofar as such Losses arise out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, supplement thereto, sales literature or other written information prepared by the Fund and provided by the Fund to the Distributor for the Distributor's use hereunder, or arise out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Distributor (or any person controlling the Distributor) shall not be entitled to indemnity hereunder for any Losses resulting from (i) an untrue statement or omission or alleged untrue statement or omission made in the Prospectus, supplement thereto, or sales literature or other written information prepared by the Fund in reliance upon and in conformity with information furnished in writing to the Fund by the Distributor specifically for use therein; or (ii) the Distributor's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations in the performance of this Agreement.

          The Distributor agrees to indemnify and hold harmless the Fund, and each person who controls the Fund within the meaning of Section 15 of the 1933 Act, or Section 20 of the 1934 Act, against any and all Losses to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws, at common law or otherwise, insofar as such Losses arise out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any supplement thereto, or arise out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished in writing to the Fund by the Distributor specifically for use therein.

          A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the Indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the
Indemnitee;   provided,  however,  that  if  the  defendants  include  both  the
Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall not have the right to elect to defend such claim on behalf of the Indemnitee, and the Indemnitee shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it, except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee, or (iii) has no right to assume the defense of a claim because of conflict of interest, the Indemnitor shall advance to or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by the Indemnitee, including reasonable investigation costs.

     13. YEAR 2000 COMPLIANCE. The Distributor agrees to perform comprehensive date testing on the systems it utilizes to provide the services hereunder to simulate the transition from December 31, 1999 to January 1, 2000. These tests shall be intended to identify any operational issues regarding the accurate processing of date/time data before, on, and after January 1, 2000, including leap year calculations. The Distributor agrees to use all commercially reasonable efforts to implement all necessary updates and changes for such systems, if any, to accommodate the year 2000 if not making such updates or changes would have a material or significant adverse effect on the services to be performed by the Distributor hereunder, and shall have substantially tested such upgrades and changes by March 31, 1999. Distributor agrees to provide the Fund quarterly updates on the status of its year 2000 readiness project and to make its personnel reasonably available to address any questions or concerns.

          Promptly upon becoming aware of such, the Distributor agrees to use all commercially reasonable efforts to cure any defect or deficiency that relates to the processing of date/time data before, on, and after January 1, 2000, including leap year calculations, in any system the Distributor utilizes to provide services hereunder if not curing such defect or deficiency would have a material or significant adverse effect on the services to be performed by the Distributor hereunder.

     14. FORCE MAJEURE. The Distributor shall not be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Distributor and not primarily attributable to the failure of the Distributor to reasonably maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     15. SCOPE OF DUTIES. The Distributor and the Fund shall regularly consult with each other regarding the Distributor's performance of its obligations and its compensation under the

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

foregoing provisions. In connection therewith, the Fund shall submit to the Distributor at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statement of the Fund (including exhibits) under the 1940 Act and the 1933 Act, and at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such materials that would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval.

     16. DURATION. This Agreement shall become effective as of the date first above written, and shall continue in force for two years from that date and thereafter from year to year, provided continuance is approved at least annually by (i) either the Board of Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on approval.

     17. TERMINATION. This Agreement shall terminate as follows:

          a. This Agreement shall terminate automatically in the event of its assignment.

          b. This Agreement shall terminate upon the failure to approve the continuance of this Agreement after the initial two year term as set forth in
Section 16 above.

          c. This Agreement shall terminate at any time upon a vote of the majority of the Trustees of the Fund or by a vote of the majority of the outstanding voting securities of the Fund, upon not less than 60 days prior written notice to the Distributor.

          d. The Distributor may terminate this Agreement upon not less than 60 days prior written notice to the Fund.

          Upon the termination of this Agreement, the Fund shall pay to the Distributor such compensation as may be payable for the period prior to the effective date of such termination. In the event that the Fund designates a successor to any of the Distributor's obligations hereunder, the Distributor shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Distributor pursuant to the foregoing provisions. 18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by authorized representatives of the Distributor and the Fund and shall not become effective unless its terms have been approved by (i) either the majority of the Trustees of the Fund, or by a vote of majority of the outstanding voting securities of the Fund, and (ii) by a majority of those Trustees who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of approving such waiver, alternation, modification, amendment or supplement.

     19. NON-EXCLUSIVE SERVICES. The services of the Distributor rendered to the Fund are not exclusive. The Distributor may render such services to any other investment company.

     20. DEFINITIONS. As used in this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "interested person" and "affiliated person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     21. CONFIDENTIALITY. The Distributor shall treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Fund.

     22. MATTERS RELATING TO THE FUND AS A DELAWARE BUSINESS TRUST. The Community Reinvestment Act Qualified Investment Fund is a business trust organized under the laws of the State of Delaware and under an Agreement and Declaration of Trust dated as of January 14, 1999, as may be amended from time to time, to which reference is hereby made. The obligations of "The Community Reinvestment Act Qualified Investment Fund" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Fund personally, but bind only the assets of the Fund and all persons dealing with any Portfolio of the Fund must look solely to the assets of the Fund belonging to such Portfolio for the enforcement of any claims against the Fund.

     23. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 23 as promptly as practicable thereafter). Notices shall be addressed as follows:

          (a)  If to the Fund:

               The Community Reinvestment Act Qualified
                   Investment Fund
               1751 West Cypress Creek Road
               Fort Lauderdale, FL  33309
               ATTN:  President

          (b)  if to the Distributor:

               SunCoast Capital Group, Ltd.
               1751 West Cypress Creek Road
               Fort Lauderdale, FL  33309
               ATTN:  President

or to such other respective addresses as the parties shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     24. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     25. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the State of Delaware to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

     26. ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     27. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        THE COMMUNITY REINVESTMENT
                                        ACT QUALIFIED INVESTMENT FUND

                                        By: /s/ David Zwick
                                            ---------------------------------
                                        Title: President
                                               ------------------------------

                                        SUNCOAST CAPITAL GROUP, LTD.

                                        By: /s/ Todd J. Cohen
                                            ---------------------------------
                                        Title: President
                                               ------------------------------

                                   SCHEDULE A
                      TO THE DISTRIBUTION AGREEMENT BETWEEN
            THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND
                        AND SUNCOAST CAPITAL GROUP, LTD.
                                  June 1, 1999

Portfolios covered by Distribution Agreement:

The Community Reinvestment Act Qualified Investment Fund

                                   SCHEDULE B
                      TO THE DISTRIBUTION AGREEMENT BETWEEN
            THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND
                        AND SUNCOAST CAPITAL GROUP, LTD.
                                  June 1, 1999

                          Distribution Support Services

1.   Provide national broker/dealer for Fund registration.

2.   Review and submit for approval all advertising and promotional materials.

3.   Maintain all books and records required by the NASD.

4.   Monitor Distribution Plan and report to Board of Trustees.

5. Prepare quarterly reports to the Board of Trustees relating to distribution activities.

6.   License personnel as registered representatives of the Distributor.

7.   Telemarketing services.

8. Fund fulfillment services, including sampling prospective shareholders inquiries and related mailings.